T. ROWE PRICE LATIN AMERICA FUND

ANNUAL MEETING
RESULTS

The T. Rowe Price Latin America Fund held an annual meeting on October 25, 2000, to approve a new investment management agreement, to elect directors to the fund, and to ratify the appointment of PricewaterhouseCoopers LLP as the fund's independent accountants.

The results of voting were as follows (by number of shares):

For approval of a new investment management agreement:
Donald W. Dick, Jr.

Affirmative:
12,615,465.769

Withhold:
431,758.802
Affirmative:
12,360,648.887

Against:
349,593.449
Total:
13,047,224.571
Abstain:
336,982.235



Paul M. Wythes
Total:
13,047,224.571
Affirmative:
12,591,781.032


Withhold:
455,443.539
For nominees to the Board of Directors of the Latin
America Fund:

Total:
13,047,224.571

M. David Testa

Affirmative:
12,594,129.554
To ratify the appointment of
PricewaterhouseCoopers LLP as
independent accountants:
Withhold:
453,095.017

Total:
13,047,224.571
Affirmative:
12,598,337.608
Martin G. Wade
Against:
208,515.224
Affirmative:
12,586,852.579
Abstain:
240,371.739
Withhold:
460,371.992
Total:
13,047,224.571
Total:
13,047,224.571

Anthony W. Deering
Affirmative:
12,605,835.704
Withhold:
441,388.867
Total:
13,047,224.571